ALLMERICA  SECURITIES  TRUST
  OTHER  INFORMATION

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

A special meeting of the Trust's shareholders was held on April 21, 1999 at which shareholders approved two proposals. The voting results were as follows:


Proposal 1     To elect as Trustess the following  ten nominees,  each to serve until the next Annual Meeting of Shareholders and until her or her successor is duly elected and qualified

                                                              Shares           Shares
                                                               For           Abstaining          Total
P. Kevin Condron:      Number of Votes Cast:                  6,466,589          111,609         6,578,198
                       Percentage of Votes Cast:                  98.30%            1.70%           100.00%

Cynthia A. Hargadon:   Number of Votes Cast:                  6,483,950           94,248         6,578,198
                       Percentage of Votes Cast:                  98.57%            1.43%           100.00%

Gordon Holmes:         Number of Votes Cast:                  6,464,153          114,045         6,578,198
                       Percentage of Votes Cast:                  98.27%            1.73%           100.00%

John P. Kavanaugh:     Number of Votes Cast:                  6,466,961          111,237         6,578,198
                       Percentage of Votes Cast:                  98.31%            1.69%           100.00%

Bruce E. Langton:      Number of Votes Cast:                  6,465,801          112,397         6,578,198
                       Percentage of Votes Cast:                  98.29%            1.71%           100.00%

John F. O'Brien:       Number of Votes Cast:                  6,484,098           94,100         6,578,198
                       Percentage of Votes Cast:                  98.57%            1.43%           100.00%

Attiat F. Ott:         Number of Votes Cast:                  6,477,719          100,479         6,578,198
                       Percentage of Votes Cast:                  98.47%            1.53%           100.00%

Paul D. Paganucci:     Number of Votes Cast:                  6,492,282           85,916         6,578,198
                       Percentage of Votes Cast:                  98.69%            1.31%           100.00%

Richard M. Reilly:     Number of Votes Cast:                  6,492,239           85,953         6,578,192
                       Percentage of Votes Cast:                  98.69%            1.31%           100.00%

Ranne P. Warner:       Number of Votes Cast:                  6,462,043          116,155         6,578,198
                       Percentage of Votes Cast:                  98.23%            1.77%           100.00%


Proposal 2   To ratify the selection by the Trustees of the firm of
             PricewaterhouseCoopers LLP as independent accountants of the Trust for the fiscal year ending December 31, 1999.


                                                              Shares           Shares
                                                               For           Abstaining          Total
                       Number of Votes Cast:                  6,444,628          133,570         6,578,198
                       Percentage of Votes Cast:                  97.97%            2.03%           100.00%